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233 N. Michigan Ave., Suite 2500 Chicago, Illinois 60601 Telephone: 312-856-9100 Fax: 312-856-1379

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.
Elk Grove Village, Illinois

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 14, 2008, relating to the consolidated financial statements of Applied Energy Management, Inc. and Subsidiaries for the years ended December 31, 2007 and 2006 appearing in the Form 8-K/A filed by Lime Energy Co. on August 22, 2008.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/S/ BDO SEIDMAN, LLP BDO Seidman, LLP

Chicago, Illinois
August 12, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm